Exhibit 10.98

NINTH AMENDMENT

TO THE 2001 RESTATEMENT OF THE

HARRAH’S ENTERTAINMENT, INC.

SAVINGS AND RETIREMENT PLAN

WHEREAS, Harrah’s Entertainment Inc., a Delaware corporation (the “Company”), has established and maintains the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of certain participating companies; and

WHEREAS, Section 14.2 of the Plan provides that the Board of Directors of the Company and/or its Human Resources Committee has the power to amend the Plan in any respect; and

WHEREAS, the Committee desires to amend the Plan at this time to revise certain sections of the Plan that relate to the rights of Plan Participants and Beneficiaries to vote or tender shares of Harrah’s Stock contained in the Harrah’s Stock Fund;

NOW, THEREFORE, the Plan is hereby amended, effective November 7, 2006, as follows:

1.

Amend Section 5.4, as amended by the Seventh Amendment to the Plan, by deleting the section in its entirety and replacing it with the following language:

Section 5.4 Rights of Participants and Beneficiaries to Vote or Tender Harrah’s Stock. Each Participant or Beneficiary invested in the Harrah’s Stock Fund shall be entitled to vote or tender full or partial shares of Harrah’s Stock held in the Plan on his or her behalf, as follows:

(a)	In the case of a vote, each Participant or Beneficiary shall be entitled to instruct the Trustee (or instruct the Investment Manager if an Investment Manager has been appointed with respect to the Harrah’s Stock Fund) how to vote full or partial shares held on his or her behalf. Prior to such vote, each Participant or Beneficiary entitled to vote shall be supplied by the Trustee (or by the Investment Manager) with proxy statements or other materials relating to such vote and sufficient to instruct the Trustee (or Investment Manager) to vote such shares in the manner indicated by the Participant or Beneficiary. With respect to the vote of any shares for which instructions are not received from a Participant or Beneficiary, the Investment Committee shall instruct the Trustee (or Investment Manager) how to vote such shares in the manner it shall direct in its complete discretion. Upon receipt of such instructions from Participants or Beneficiaries, or from the Investment Committee, the Trustee (or Investment Manager) shall act with respect to such shares as instructed, to the extent such action is consistent with law.

(b)

In the case of a tender offer for the purchase of no more than five percent (5%) of the total outstanding shares of Harrah’s Common Stock (such total to be determined based on the number of shares held both inside and outside the Plan), the Investment Committee shall determine in its complete discretion whether or not to pass through to Participants and Beneficiaries the right to tender shares. If the

Investment Committee determines to pass through such tender rights, the Investment Committee shall inform the Trustee (or Investment Manager) of this decision, and the Trustee (or Investment Manager) shall supply each Participant and Beneficiary entitled to tender with the tender offer and such other materials relating to the tender offer as may be appropriate to instruct the trustee (or Investment Manager) to tender such shares in the manner determined by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee (or Investment Manager) shall act with respect to such shares as instructed to the extent such action is consistent with law. If the Investment Committee decides not to pass through a tender offer described in this Section 5.4(b), or in the event a Participant or Beneficiary fails to instruct the Trustee (or Investment Manager) with respect to shares held in the Plan on his or her behalf, the Trustee (or Investment Manager) shall not tender such shares in connection with the offer.

(c)	In the case of a tender offer for more than five percent (5%) of the total outstanding shares of Harrah’s Common Stock (such total to be determined based on the number of shares held both inside and outside the Plan), tender rights shall be passed through to Participants and Beneficiaries. The Trustee (or Investment Manager) shall supply each Participant or Beneficiary entitled to tender with the tender offer and such other materials relating to the tender as may be appropriate and sufficient to instruct the Trustee (or Investment Manager) to tender such shares in the manner directed by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee (or Investment Manager) shall act with respect to such shares as instructed to the extent such action is consistent with law. In the event a Participant or Beneficiary fails to instruct the Trustee (or Investment Manager) with respect to shares held in the Plan on his or her behalf, the Trustee (or Investment Manager) shall not tender such shares in connection with the offer.

IN WITNESS WHEREOF, the Committee adopts this Ninth Amendment to the Plan on this 7th day of November, 2006.

S&RP ADMINISTRATIVE COMMITTEE
HARRAH’S ENTERTAINMENT, INC.

By:	/s/ Jeffrey Shovlin

Its:	Chairman